EXHIBIT 23.1

                         CONSENT OF ARNOLD & PORTER, LLP


         We hereby consent to the filing of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities Exchange Commission thereunder.




 /s/ Kevin Lavin, Esq.
 ---------------------
 on behalf of ARNOLD & PORTER, LLP

 June 18, 2004